Multi-Tenant Common Space Fee Agreement

ACCESS AGREEMENT

AGREEMENT made this …. day of June, 2006 between Microwave Satellite Technologies, Inc. having its principal office at 259-263 Goffle Road, Hawthorne, NJ 07506 hereinafter referred to as the “Owner/Manager”, Cablevision of Oakland, LLC (“Cablevision”) with offices at 1111 Stewart Avenue, Bethpage, NY 11714 and Cablevision Lightpath-NJ, Inc. (“Lightpath”) with offices at 111 New South Road, Hicksville, NY 11801 (hereinafter collectively referred to as the “Company”) to install broadband communications and other telecommunication services and systems) (“Services”) (including but not limited to a business telephony system) for the purpose of providing Services to the occupants of the building located at 259-263 Goffle Road, Hawthorne, NJ 07506 (hereinafter referred to as the “Premises”).

1.
It is agreed that the Company will have the right to offer Services to persons occupying the Premises. The Company shall have the right to place, maintain, affix, and attach cables, wires, molding, cabinets, racks, switches, routers and other electronic equipment and appurtenant devices necessary to the provision of the Services (hereinafter “Equipment”) through, in or on the Premises in accordance with all applicable federal, state and local laws, rules and regulations. The related companies of Cablevision and Lightpath, from time to time, shall have the benefit of this Agreement. Owner/Manager represents and warrants that it owns the Premises and has all rights and interests in and to the Premises, as may be necessary to grant the Company the rights of the Company contained herein and to perform the obligations of Owner/Manager contained herein.

2.
Owner/Manager will provide the Company with reasonable access for the purpose of installation, maintenance, or removal of the Equipment located in, on or at the Premises. Such access right shall include, without limitation, the right to connect, disconnect, and change Service; to install and remove Equipment; and a s necessary, to repair, upgrade, relocate or replace Equipment. All such repair, maintenance, upgrade, relocation, or replacement shall be the responsibility of the Company. Owner/Manager shall also provide Company with emergency access on an “as needed basis” on the same basis that it provides such access to power, gas, and incumbent telecommunication service providers. Owner/Manager shall not cancel access to a building location unless the Company, its employees, agents or servants are in default in performing its duties hereunder and have failed to cure such default after reasonable notice from Owner/Manager. In all events, no such right to cancel shall exist unless sixty (60) days prior written notice is given by Owner/Manager to the Company.

3.
The Owner/Manager agrees that the Company shall have the right to install all Equipment necessary to make the Services available at the Premises. Company may install Equipment necessary to provide the Services in particular units at the request of individual occupants thereof. If additional costs are incurred, such costs shall be borne by the Company, the occupant, or a combination thereof, as required. Owner/Manager shall take reasonable precautions to notify its contractors, agents, and employees of the location of the Equipment. Company shall be solely responsible for any, malfunctions or damage to the Equipment caused by Company, its agents and employees and will promptly repair or cause the same to be repaired. Any damages to the Premises proximately caused by Company will be repaired by Owner at Company’s expense.  Any damage to the System proximately caused by Owner, its agents or employees, will be promptly repaired by Company at Owner's expense.

4.
The Company further agrees that, as between the Owner/Manager and the Company, all costs in connection with the installation, maintenance, operation, or removal of the Equipment shall be borne entirely by the Company.

5.
Owner/Manager shall provide the Company with electric and common space within an area agreed to by the Owner/Manager and the Company where the Equipment may be installed, maintained and secured. Owner/Manager shall allow the Company access to this space to activate and maintain customers as well as allow the Company access to all building risers, conduits and horizontal raceways in order to expedite installation of Service. Where such facilities do not exist, Owner/Manager shall give the Company permission to install such facilities at a mutually agreeable location within the Premises. All design drawings will be provided for Owner/Manager’s information. Lightpath shall pay a rental fee of $200 per month for the common space and electric. Rental start date will be August 1, 2006. All payment related correspondence shall be sent to Company at the following address: CSC Holdings, Inc., P.O. Box 249, Bethpage NY 11714-0249, attention: Real Estate Department.

6.
Each of Cablevision and Lightpath agrees to indemnify and hold harmless the Owner/Manager of said Premises for any damage caused by it in the installation, maintenance, operation, or removal of its Equipment.

7.
All Equipment installed or supplied by the Company pursuant to this Agreement or in connection therewith, as between the Company and the Owner/Manager, shall remain the property of the Company, and nothing herein shall be deemed to create any property interest in the Equipment to the Owner/Manager or any other person. Upon termination of this Agreement, the Company shall have the option to remove the Equipment or leave any or all of it in place. Prior to the termination of this Agreement, such Equipment may not be utilized by any third party without the express written consent of the Company in its sole discretion.

8.
Permission is also granted for the Company to have reasonable access to the Premises to advertise and promote the services, which it is offering at the Premises. Such promotion may include direct solicitation and sales, the distribution of advertising materials, posters, and other promotional publicity and, if so desired by the Company, a demonstration of the Services. Such promotional activity shall be done with the knowledge of the Owner/Manager, and according to reasonable guidelines established by the Owner/Manager.

9.	The parties hereto agree that this Agreement shall remain in full force and effect for a period of three (3) years commencing on July 1, 2006 and terminating on June 28, 2009.

10.
Terms, covenants, and conditions specified in this Agreement shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their legal representatives, successors, and assigns respectively.

11.	This Agreement represents the full understanding of the parties and cannot be modified or amended orally.

12.
The signatories hereto represent that they have the legal right, power and authority to enter into this Agreement on behalf of the parties and to bind such parties to perform their respective obligations hereunder.

13.
Notices and correspondence (a “Notice”) relating to this Agreement shall be sent by certified mail - return receipt requested or by a reliable overnight courier, with courier receipt, to the address set forth below. A Notice shall be effective only upon actual receipt or upon the date of refusal of delivery.

If to Owner Manager:
To the address first above written

If to Company:

Cablevision Lightpath-NJ, Inc.
111 New South Road
Hicksville, NY 11801
Attention: Mark Cline; and

Cablevision of Oakland, LLC
1111 Stewart Avenue
Bethpage, NY 11714-3581
Attention: Real Estate Department

With a Copy to:
Cablevision of Oakland, LLC
1111 Stewart Avenue
Bethpage, NY 11714-3581
Attention: Legal Department

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date set forth above.

COMPANY	OWNER/MANAGER

Cablevision of Oakland, LLC	Microwave Satellite Technologies, Inc.

By: /s/ Kevin S. Potente	By: /s/ Frank T. Matarazzo

Name/Title: Kevin S. Potente, VP	Name/Title: Frank T. Matarazzo, President

Date: 06/23/06	Date: 6/15/06

COMPANY

By: /s/ Brian Fabiano

Name/Title: Brian Fabiano, SVP Network Services

Date: 06/23/06

   Date: ___________________________

Cablevision Lightpath-NJ, Inc.

By: _______________________________

Name/Title: _________________________